UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2024

PERMIAN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37697	47-5381253
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 N. Marienfeld St., Suite 1000

Midland, Texas 79701

(Address of principal executive offices, including zip code)

(432) 695-4222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the previously announced Chief Accounting Officer succession plans, the Board of Directors of Permian Resources Corporation (the “Company”) appointed Robert R. Shannon as Executive Vice President and Chief Accounting Officer of the Company, effective as of May 31, 2024 effective immediately upon the retirement of Brent P. Jensen, who previously served as the Company’s Senior Vice President and Chief Accounting Officer.

Mr. Shannon, age 35, has served as our Executive Vice President of Corporate Services since September 2022. Previously, he served as Vice President and Chief Accounting Officer of Colgate Energy since March 2016. Prior to that, Mr. Shannon served as the Controller of Burnett Petroleum, an independent oil and gas exploration company focused on domestic onshore operations. Mr. Shannon also previously worked in the Audit Group of KPMG LLP, primarily focused on upstream oil and gas companies. Mr. Shannon brings more than a decade of experience working in the upstream energy space on accounting, operational and strategic decisions. Mr. Shannon holds a Master in Professional Accounting degree and a Bachelor of Business Administration degree in Business Honors and Accounting from the University of Texas at Austin.

There are no arrangements or understandings between Mr. Shannon and any other person pursuant to which Mr. Shannon was appointed as Executive Vice President and Chief Accounting Officer, and there are no family relationships among any of the Company’s directors or executive officers and Mr. Shannon. There are no transactions between the Company and Mr. Shannon that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Shannon’s base salary is $380,000 and he is eligible to participate in the Company’s Annual Incentive Program, under which a payment may be earned based on the achievement of qualitative and quantitative performance measures, as described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 9, 2024. Mr. Shannon’s target percentage under the Annual Incentive Program is equal to 80% of his base salary. Mr. Shannon is also eligible to participate in the Company’s 2023 Long Term Incentive Plan. Mr. Shannon is not party to an employment agreement but is eligible to participate in the Company’s Third Amended and Restated Severance Plan on the same terms as the Company’s other Executive Vice Presidents, which is described in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2022.

As also previewed by the previously announced succession plans, in connection with the Chief Accounting Officer transition on May 31, 2024, Mr. Jensen will cease to be an employee of the Company effective June 7, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMIAN RESOURCES CORPORATION

By:	/s/ Guy M. Oliphint
Guy M. Oliphint Executive Vice President and Chief Financial Officer

Date:	June 6, 2024